EXHIBIT 99 (c)





                            FLORIDA POWER & LIGHT COMPANY

                                  OFFER TO EXCHANGE

                        ___% QUARTERLY INCOME DEBT SECURITIES
               (SUBORDINATED DEFERRABLE INTEREST DEBENTURES, DUE _____)
                                         FOR
                       $2.00 NO PAR PREFERRED STOCK, SERIES A
                    (INVOLUNTARY LIQUIDATION VALUE $25 PER SHARE)


           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
              ON JUNE ___, 1995, UNLESS THE EXCHANGE OFFER IS EXTENDED.

                                                                    May __, 1995

     To Our Clients:

          Enclosed for your consideration are the Prospectus, dated May __, 1995 (the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer") setting forth an offer by Florida Power & Light Company, a Florida corporation (the "Company"), to exchange its ___% Quarterly Income Debt Securities (Subordinated Deferrable Interest Debentures, Due _____) ("Debentures") for its 5,000,000 outstanding shares of $2.00 No Par Preferred Stock, Series A (Involuntary Liquidation Value $25 Per Share) ("$2.00 Preferred Stock"), on the basis of $25 principal amount of Debentures for each share of $2.00 Preferred Stock, upon the terms and subject to the conditions of the Exchange Offer. The Company intends to exchange all shares of $2.00 Preferred Stock validly tendered and not withdrawn, upon the terms and subject to the conditions of the Exchange Offer, including the provisions thereof relating to the minimum number of shares tendered requirement (as described in the Prospectus) and subject to the right of the Company to amend or terminate the Exchange Offer.

          WE ARE THE HOLDER OF RECORD OF SHARES OF $2.00 PREFERRED STOCK HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF $2.00 PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT.

          We request instructions as to whether you wish us to tender any or all of the shares of $2.00 Preferred Stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read the enclosed Prospectus carefully before conveying your instructions to us.

          Your attention is invited to the following:

          (1) The Exchange Offer is for the Company's 5,000,000 outstanding shares of $2.00 Preferred Stock. The Exchange Offer is conditioned upon at least 1,250,000 shares of $2.00 Preferred Stock being tendered (unless the Company waives such condition) and is subject to certain other conditions.

          (2) The Exchange Offer will expire at 5:00 p.m., New York City time, on June ___, 1995, unless the Exchange Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf. If you would like to withdraw your shares of $2.00 Preferred Stock that we have tendered, you can withdraw them at any time prior to the Expiration Date (as defined in the Prospectus) or at any time after the expiration of 40 business days from the date of the Prospectus if they have not been accepted for exchange.

          (3) Exchanges will be made on the basis of $25 principal amount of Debentures for each share of $2.00 Preferred Stock tendered and accepted for exchange.

          (4) Any stock transfer taxes applicable to the exchange of shares of $2.00 Preferred Stock with the Company pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          Neither the Company nor its Board of Directors makes any recommendation to Holders (as defined in the Prospectus) of $2.00 Preferred Stock as to whether to tender all or any shares of $2.00 Preferred Stock in the Exchange Offer. Holders must make their own decision as to whether to tender shares of $2.00 Preferred Stock.

          If you wish to have us tender any or all of your shares of $2.00 Preferred Stock held by us for your account upon the terms and subject to the conditions set forth in the Exchange Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of $2.00 Preferred Stock, all such shares of $2.00 Preferred Stock will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Exchange Offer.

          The Exchange Offer is being made to all holders of shares of $2.00 Preferred Stock. The Company is not aware of any jurisdiction in the United States where the making of the Exchange Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Exchange Offer, the Company will make a good faith effort to comply with such statute. If, after such good faith effort, the Company cannot comply with such statute, the Exchange Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of shares of $2.00 Preferred Stock in such state. In those jurisdictions whose securities, blue sky or other laws require the Exchange Offer to be made by or through a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdictions.



                             INSTRUCTIONS WITH RESPECT TO
                           FLORIDA POWER AND LIGHT COMPANY

                                  OFFER TO EXCHANGE
                        ___% QUARTERLY INCOME DEBT SECURITIES
               (SUBORDINATED DEFERRABLE INTEREST DEBENTURES, DUE ____)
                                       FOR ITS
                        5,000,000 OUTSTANDING SHARES OF $2.00
                           NO PAR PREFERRED STOCK, SERIES A
                    (INVOLUNTARY LIQUIDATION VALUE $25 PER SHARE)

          The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated May __, 1995, and the related Letter of Transmittal (which together constitute the "Exchange Offer") in connection with the Exchange Offer by Florida Power & Light Company (the "Company") to exchange its ____% Quarterly Income Debt Securities (Subordinated Deferrable Interest Debentures, Due _____) ("Debentures") for its 5,000,000 outstanding shares of $2.00 No Par Preferred Stock, Series A (Involuntary Liquidation Value $25 Per Share) ("$2.00 Preferred Stock"), on the basis of $25 principal amount of Debentures for each share of $2.00 Preferred Stock, upon the terms and subject to the conditions of the Exchange Offer.

          This will instruct you to tender to the Company the number of shares of $2.00 Preferred Stock indicated below (or, if no number is indicated below, all shares of $2.00 Preferred Stock) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Exchange Offer.

     Number of Shares to be Tendered:        SIGN HERE


     _______________ Shares*            _____________________________
                                             Signature(s)

     Dated:__________, 1995             Name(s): ____________________

                                        Address: ____________________

                                        _____________________________

                                        _____________________________

                                        _____________________________
                                        Social Security or Taxpayer
                                        Identification No.

     ________________________
     * Unless otherwise indicated, it will be assumed that all shares of $2.00 Preferred Stock held by us for your account are to be tendered.